Exhibit 5.1

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 www.dlapiper.com T 858.677.1400 F 858.677.1401
May 12, 2014

CareFusion Corporation
3750 Torrey View Court
San Diego, California 92130
Ladies and Gentlemen:
We have acted as counsel to CareFusion Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of 220,178 shares of Common Stock, par value $0.01 per share, of the Company (the “Plan Shares”) to be issued under The CareFusion Corporation 2009 Long-Term Incentive Plan (the “Plan”).
In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Registration Statement; (iii) the prospectus contained within the Registration Statement; and (iv) such corporate records, agreements, documents and other instruments (including the Plan), and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Plan Shares, when issued and sold as contemplated in the Registration Statement and pursuant to the Plan, will be duly authorized, validly issued, fully paid and non-assessable.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement.
Very truly yours,

/s/ DLA Piper LLP (US)